UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________

SCHEDULE 14A INFORMATION

__________________________________________________

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.)

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Protara Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
___________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PROTARA THERAPEUTICS, INC.

345 Park Avenue South, Third Floor
New York, New York 10010

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 8, 2022

To the Stockholders of Protara Therapeutics, Inc.:

On behalf of our board of directors, you are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Protara Therapeutics, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held virtually, via live webcast at http://www.meetnow.global/MSAHZR9, originating from New York, New York, on Wednesday, June 8, 2022 at 12:00 p.m. Eastern Time. To provide a safe, consistent and convenient experience to all stockholders regardless of location, the Annual Meeting will be held in a virtual meeting format only, via live webcast on the Internet, with no physical in-person meeting. Stockholders virtually attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate in the Annual Meeting, where you will be able to listen to the meeting live, submit questions and vote. We recommend that you log in a few minutes before the Annual Meeting on June 8, 2022 to ensure you are logged in when the Annual Meeting starts.

The Annual Meeting will be held for the following purposes:

1.      To elect three Class II directors, Luke Beshar, Roger Garceau, M.D. and Gregory Sargen, each to hold office until our Annual Meeting of Stockholders in 2025;

2.      To ratify the selection by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022;

3.      To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the accompanying proxy statement; and

4.      To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 12, 2022. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

Mary J. Grendell
Corporate Secretary

New York, New York

April 27, 2022

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, PLEASE VOTE YOUR SHARES. As an alternative to voting online at the Annual Meeting, you may vote your shares in advance of the Annual Meeting via the internet, by telephone or, if you receive a paper proxy card by mailing the completed proxy card. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card.

Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must follow the instructions from such organization and will need to obtain a proxy issued in your name from that record holder.

i

PROTARA THERAPEUTICS, INC.

345 Park Avenue South, Third Floor
New York, New York 10010

PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 8, 2022 at 12:00 p.m. Eastern Time

Our board of directors is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Protara Therapeutics, Inc., a Delaware corporation, to be held virtually, via live webcast at
http://www.meetnow.global/MSAHZR9, originating from New York, New York, on Wednesday, June 8, 2022 at 12:00 p.m. Eastern Time, and any adjournment or postponement thereof. To provide a safe, consistent and convenient experience to all stockholders regardless of location, the Annual Meeting will be held in a virtual meeting format only, via live webcast on the internet, with no physical in-person meeting. Stockholders virtually attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

For the Annual Meeting, we have elected to furnish our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”), to our stockholders primarily via the internet. On or about April 27, 2022, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the internet, how to vote at the Annual Meeting, and how to request printed copies of the proxy materials. Stockholders may request to receive all future materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. A stockholder’s election to receive proxy materials by mail or email will remain in effect until revoked. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact and cost of our Annual Meeting.

Only stockholders of record of our common stock at the close of business on April 12, 2022 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 11,251,927 shares of common stock outstanding and entitled to vote (together, the “common stock”). A list of stockholders entitled to vote at the Annual Meeting will be available for examination during normal business hours for ten days before the Annual Meeting at our address above. The stockholder list will also be available online during the Annual Meeting at http://www.meetnow.global/MSAHZR9. If you plan to attend the Annual Meeting online, please see the instructions on page 2 of this proxy statement.

In this proxy statement, we refer to Protara Therapeutics, Inc. as “Protara,” the “Company,” “we” or “us” and the board of directors of Protara as “our board of directors.” The Annual Report, which contains consolidated financial statements as of and for the fiscal year ended December 31, 2021, accompanies this proxy statement. You also may obtain a copy of the Annual Report without charge by writing to our Corporate Secretary at 345 Park Avenue South, Third Floor, New York, New York 10010, Attention: Corporate Secretary or emailing info@protaratx.com.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you the Notice because our board of directors is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements thereof. All stockholders holding our common stock will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 27, 2022 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after May 7, 2022.

How do I attend, participate in, and ask questions during the virtual Annual Meeting?

We will be hosting the Annual Meeting via live webcast only. Any holder of record of shares of our common stock can attend the virtual Annual Meeting live online at http://www.meetnow.global/MSAHZR9. The Annual Meeting will start at 12:00 p.m. Eastern Time, on Wednesday, June 8, 2022. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

In order to enter the Annual Meeting, you will need the control number, which is included in the Notice or on your proxy card if you are a stockholder of record of shares of common stock or included with your voting instruction card and voting instructions received from your broker, bank or other agent if your shares of common stock are held in “street name.” Instructions on how to attend and participate online are available at http://www.meetnow.global/MSAHZR9. We recommend that you log in a few minutes before 12:00 p.m. Eastern Time to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting.

If you would like to submit a question, you may do so no earlier than five days prior to the Annual Meeting, or you may otherwise do so during the Annual Meeting. If you would like to submit your question any time before or during the Annual Meeting, you may log in to http://www.meetnow.global/MSAHZR9 and enter your control number as shown on the Notice. Once past the login screen, click on the question icon at the top of the page. You may then type your question into the question bar at the bottom of the screen and click the icon to the right of the question bar to submit the question.

To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. These rules of conduct will include the following guidelines:

•        You may submit questions and comments electronically through the meeting portal or by calling the toll-free number listed there during the Annual Meeting.

•        Only stockholders of record as of the Record Date for the Annual Meeting and their proxy holders may submit questions or comments.

•        Please direct all questions to Jesse Shefferman, our Chief Executive Officer.

•        Please include your name and affiliation, if any, when submitting a question or comment.

•        Limit your remarks to one brief question or comment that is relevant to the Annual Meeting and/or our business.

•        Questions may be grouped by topic by our management.

•        Questions may also be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.

•        Be respectful of your fellow stockholders and Annual Meeting participants.

•        No audio or video recordings of the Annual Meeting are permitted.

Who can vote at the Annual Meeting?

Only stockholders of record of our common stock at the close of business on the Record Date, April 12, 2022 will be entitled to vote at the Annual Meeting. On the Record Date, there were 11,251,927 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares of our common stock were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or vote by proxy in advance. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting electronically through the internet, by telephone or by completing and returning a printed proxy card (if you request a printed proxy card in accordance with the instructions provided in the Notice).

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on the Record Date, your shares of our common stock were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to virtually attend the Annual Meeting. However, since you are not the stockholder of record, you may vote your shares online during the Annual Meeting only by following the instructions from such organization and after obtaining a valid proxy from your broker, bank or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•        Proposal 1:    Election of three Class II directors, each to serve until our annual meeting of stockholders in 2025; and

•        Proposal 2:    Ratification of the selection by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

•        Proposal 3:    Approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in the proxy statement.

What if another matter is properly brought before the Annual Meeting?

Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

The procedures for voting are fairly simple:

•        Stockholder of Record: Shares Registered in Your Name.    If you are a stockholder of record of our common stock as of the Record Date, you may vote (1) in advance of the Annual Meeting by proxy through the internet, by telephone or by using a proxy card that you may request or that we may elect to deliver at a later time or (2) online during the Annual Meeting. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.

•        To vote in advance of the Annual Meeting through the internet, go to www.envisionreports.com/TARA to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern Time on Tuesday, June 7, 2022 to be counted.

•        To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at http://www.meetnow.global/MSAHZR9, starting at 12:00 p.m. Eastern Time on Wednesday, June 8, 2022. The webcast will open 15 minutes before the start of the Annual Meeting.

•        To vote in advance of the Annual Meeting by telephone, dial 1-800-652-VOTE, which is the number found on the Notice or the printed proxy card that may be delivered to you using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice or the printed proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time on Tuesday, June 7, 2022 to be counted.

•        To vote in advance of the Annual Meeting using a printed proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us by 11:59 p.m., Eastern Time on Tuesday, June 7, 2022, we will vote your shares as you direct at the Annual Meeting.

•        Beneficial Owner: Shares Registered in the Name of Broker or Bank.    If you are a beneficial owner of shares of our common stock registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online during the Annual Meeting, you must follow the instructions from your broker, bank or other agent and will need to obtain a proxy issued in your name from that record holder.

Internet proxy voting in advance of the Annual Meeting and/or internet voting during the Annual Meeting allows you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware that you must bear any costs associated with your internet access.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by proxy in advance of the Annual Meeting through the internet, by telephone, by using a printed proxy card or by submitting a ballot online during the Annual Meeting.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares of our common stock may be registered in more than one name or in different accounts. Please follow the voting instructions on all of the Notices that you receive to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

•        Stockholder of Record: Shares Registered in Your Name.    If you are a stockholder of record of our common stock as of the Record Date, then yes, you can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of the following ways:

•        Submit another properly completed proxy card with a later date.

•        Grant a subsequent proxy by telephone or through the internet.

•        Send a timely written notice that you are revoking your proxy to our Corporate Secretary at 345 Park Avenue South, Third Floor, New York, New York 10010, Attention: Corporate Secretary or via email at info@protaratx.com.

•        Attend the Annual Meeting and vote online during the meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or through the internet in advance of the Annual Meeting so that your vote will be counted if you later decide not to attend the Annual Meeting.

•        Your most current proxy card or telephone or internet proxy is the one that is counted.

•        Beneficial Owner: Shares Registered in the Name of Broker or Bank.    If you are a beneficial owner of shares of our common stock as of the Record Date and your shares are held in “street name” by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record of our common stock as of the Record Date and do not vote through the internet, by telephone, by completing the proxy card that may be delivered to you or online during the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of our board of directors: “FOR” the election of each of the three nominees for director, “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and “FOR” the advisory approval of executive compensation. If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in “street name” and I do not provide my broker, bank or other agent with voting instructions, what happens?

If you are a beneficial owner of shares of our common stock as of the Record Date and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether, pursuant to stock exchange rules, the particular proposal is deemed to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation, and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may vote your shares of common stock on Proposal 2. Your broker or nominee, however, may not vote your shares on Proposals 1 or 3 without your instructions. Such an event would result in a “broker non-vote” and these shares will not be counted as having been voted on Proposals 1 or 3. Please instruct your bank, broker or other agent to ensure that your vote will be counted.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

As a reminder, if you a beneficial owner of shares held in “street name,” in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from such organization.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, (i) for the proposal to elect directors, votes “FOR,” “WITHHOLD,” and broker non-votes; (ii) with respect to the proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, votes “FOR,” “AGAINST” and abstentions and if applicable, broker non-votes; and (iii) with respect to the proposal to approve, on an advisory basis, the compensation of our named executive officers, votes “FOR,” “AGAINST,” abstentions and if applicable, broker non-votes. Abstentions will be counted towards the vote for Proposal 2 and will have the same effect as “AGAINST” votes. Broker non-votes on Proposals 1 and 3 will have no effect and will not be counted towards the vote total for such proposals.

How many votes are needed to approve each proposal?

•        Proposal 1:    For the election of directors, the three nominees receiving the most “FOR” votes from the holders of shares present by virtual attendance or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “FOR” will affect the outcome.

•        Proposal 2:    To be approved, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending December 31, 2022 must receive “FOR” votes from the holders of a majority of shares present by virtual attendance or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as an “AGAINST” vote. We do not expect any broker non-votes for Proposal 2.

•        Proposal 3:    To be approved, on an advisory basis, the compensation of our named executive officers must receive “FOR” votes from the holders of a majority of shares present by virtual attendance or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as an “AGAINST” vote and broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares of common stock entitled to vote are present at the Annual Meeting by virtual attendance or represented by proxy. On the Record Date, there were 11,251,927 shares of common stock outstanding and entitled to vote. Thus, the holders of 5,625,964 shares must be present by virtual attendance or represented by proxy at the Annual Meeting to have a quorum.

Your shares of common stock will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote online during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares of common stock present at the Annual Meeting by virtual attendance or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 28, 2022, to our Corporate Secretary at 345 Park Avenue South, Third Floor, New York, New York 10010, Attention: Secretary.

Pursuant to our amended and restated bylaws, if you wish to submit a proposal (including a director nomination) at the 2023 annual meeting that is not to be included in next year’s proxy materials, you must do so not later than the close of business on March 10, 2023 nor earlier than the close of business on February 8, 2023. However, if the date of our 2023 annual meeting is not held between May 9, 2023 and August 17, 2023, to be timely, notice by the stockholder must be received not later than the close of business on the 10th day following the day on which public announcement of the date of the 2023 annual meeting is first made. You are also advised to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Who is paying for this proxy solicitation?

We will pay for the cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid additional compensation for soliciting proxies. We may reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Why do you discuss a merger and a financing in this Proxy Statement?

On January 9, 2020, we (formerly Proteon Therapeutics, Inc.), and privately-held ArTara Subsidiary, Inc. (“Private ArTara”), completed a merger and reorganization (the “Merger”), in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated September 23, 2019 (the “Merger Agreement”), by and among the Company, Private ArTara and REM 1 Acquisition, Inc., our wholly owned subsidiary (“Merger Sub”), whereby Merger Sub merged with and into Private ArTara, with Private ArTara surviving as our wholly owned subsidiary. The Merger was structured as a reverse merger and Private ArTara was determined to be the accounting acquirer based on the terms of the Merger and other factors.

On January 9, 2020, in connection with, and prior to the completion of, the Merger, the Company effected a 1-for-40 reverse stock split of its common stock (the “Reverse Stock Split”), Private ArTara changed its name from “ArTara Therapeutics, Inc.” to “ArTara Subsidiary, Inc.”, and we changed our name from “Proteon Therapeutics, Inc.” to “ArTara Therapeutics, Inc.” On May 11, 2020, we changed our name from ArTara Therapeutics, Inc. to Protara Therapeutics, Inc. In addition, on January 9, 2020, all of the outstanding shares of our Series A Preferred Stock were converted into shares of common stock. Shares of our common stock commenced trading on The Nasdaq Capital Market (“Nasdaq”) under the new name and ticker symbol “TARA” as of market open on January 10, 2020. Unless otherwise noted, all references to share amounts in this Proxy Statement reflect the Reverse Stock Split.

PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors currently consists of nine members and is divided into three classes. Each class consists of one-third of the total number of directors, and each class has a three-year term.

At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following the election. Our directors are divided into the three classes as follows:

•        Class I directors: Jane Huang, M.D., Richard Levy, M.D. and Michael Solomon, Ph.D., whose terms will expire at the annual meeting of stockholders to be held in 2024;

•        Class II directors: Luke Beshar, Roger Garceau, M.D. and Gregory Sargen, whose terms will expire at the at the upcoming Annual Meeting; and

•        Class III directors: Jesse Shefferman, Barry Flannelly, Pharm.D. and Cynthia Smith, whose terms will expire at the annual meeting of stockholders to be held in 2023.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Vacancies on the board of directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the board of directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of the Company.

Mr. Beshar, Dr. Garceau and Mr. Sargen are currently members of our board of directors and have been nominated for reelection to serve as Class II directors. Each of these nominees has agreed to stand for reelection at the Annual Meeting. Our management has no reason to believe that any nominee will be unable to serve. If elected at the Annual Meeting, each of these nominees would serve until the annual meeting of stockholders to be held in 2025 and until his successor has been duly elected, or if sooner, until the director’s death, resignation or removal.

Directors are elected by a plurality of the votes of the holders of shares of our common stock present by virtual attendance or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees, Mr. Beshar, Dr. Garceau and Mr. Sargen. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us.

Our nominating and corporate governance committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise, diversity and high-level management experience necessary to oversee and direct our business. To that end, the committee has identified and evaluated nominees in the broader context of the board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the committee views as critical to effective functioning of the board. To provide a mix of experience and perspective on the board, the committee also considers gender, ethnic, age and geographic diversity. The biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or director nominee that led the committee to believe that that nominee should continue to serve on the board. However, each of the members of the committee may have a variety of reasons why a particular person would be an appropriate nominee for the board, and these views may differ from the views of other members.

Our Board Of Directors Recommends A Vote FOR Each Class II Director Nominee Named Above.

Information Regarding Director Nominees and Current Directors

The following table sets forth, for the Class II nominees and our other directors who will continue in office after the Annual Meeting, their ages and position or office held with us as of the Record Date:

Name	Age	Position
Class II director nominees for election at the 2022 Annual Meeting of Stockholders
Luke Beshar	63	Chairman of the Board
Roger Garceau, M.D.	68	Director
Gregory Sargen	56	Director

Class III directors continuing in office until the 2023 Annual Meeting of Stockholders
Jesse Shefferman	50	Chief Executive Officer and Director
Barry Flannelly, Pharm.D.	64	Director
Cynthia Smith	53	Director

Class I directors continuing in office until the 2024 Annual Meeting of Stockholders
Jane Huang, M.D.	49	Director
Richard Levy, M.D.	64	Director
Michael Solomon, Ph.D.	52	Director

Set forth below is biographical information for the director nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes or skills that led our board of directors to recommend them for board service.

Nominees for Election at the 2022 Annual Meeting of Stockholders

Luke Beshar served as a member of the board of directors of Private ArTara from October 2018 until the Merger and has served as Chairman of our board of directors since January 2020. Mr. Beshar has over 30 years of experience in serving as chief financial officer and in executive leadership roles principally for publicly traded and privately held pharmaceutical companies. Mr. Beshar has served on the board of directors of Omega Therapeutics, Inc., a publicly traded biotechnology company developing epigenetic technology, since May 2021. Mr. Beshar served on the board of directors of REGENXBIO, Inc., a publicly traded leading clinical-stage gene therapy company, from May 2015 until September 2021, and Trillium Therapeutics Inc., a publicly traded immuno-oncology company, from March 2014 until November 2021 when the company was acquired by Pfizer Inc. Previously, Mr. Beshar served as Executive Vice President, Chief Financial Officer of NPS Pharmaceuticals, Inc., a publicly traded global biopharmaceutical company focused on rare diseases, from 2007 until February 2015 when the company was acquired by Shire plc. Prior to NPS Pharmaceuticals, Mr. Beshar served as Executive Vice President, Chief Financial Officer of Cambrex Corporation, a publicly traded manufacturer of branded and generic active pharmaceutical ingredients and provider of related services, from 2002 until 2007. Mr. Beshar began his career with Arthur Andersen & Co. and is a certified public accountant. Mr. Beshar earned his B.A. in accounting and financial administration from Michigan State University and is a graduate of The Executive Program at the Darden Graduate School of Business at the University of Virginia. Our nominating and corporate governance committee and board of directors believe that Mr. Beshar’s executive leadership and financial experience and his extensive director experience on other publicly held biotechnology companies qualifies him to serve on our board of directors.

Roger Garceau, M.D. served as a member of the board of directors of Private ArTara from January 2019 until the Merger and has served as a member of our board of directors since January 2020. Dr. Garceau has more than 30 years of broad pharmaceutical industry experience. He has served as a member of the board of directors of Entera Bio Ltd., a biotechnology company specializing in the oral delivery of large molecules and biologics and has served as its Chief Development Advisor since December 2016. Prior to joining Entera, Dr. Garceau served as Chief Medical Officer and Executive Vice President of NPS Pharmaceuticals, Inc. from December 2008 and January 2013, respectively, until February 2015, when the company was acquired by Shire plc. Previously, Dr. Garceau also served in several other managerial positions with NPS Pharmaceuticals, Sanofi S.A. and Pharmacia Corporation. Dr. Garceau has served as a member of the board of directors of Enterome S.A., a privately held clinical-stage biopharmaceutical company, since December 2016. Dr. Garceau is a board-certified pediatrician and is a fellow of the American Academy of Pediatrics. Dr. Garceau earned his B.S. in biology from Fairfield University and his M.D. from the University of Massachusetts Medical School. Our nominating and corporate governance committee and board of directors believe that Dr. Garceau’s pharmaceutical industry experience, both in management and at the board level, qualifies him to serve on our board of directors.

Gregory Sargen served as a member of the board of directors of Private ArTara from November 2019 until the Merger and has served as a member of our board of directors since January 2020. Mr. Sargen most recently served as Chief Financial Officer and Executive Vice President, Corporate Development and Strategy of Cambrex Corporation from January 2017 until January 2020, following the December 2019 acquisition of Cambrex by a private equity company. Mr. Sargen previously served in various managerial roles at Cambrex from February 2007 to January 2017. Prior to Cambrex, Mr. Sargen served as Executive Vice President, Chief Financial Officer of Expanets, Inc., a communications company, from 1999 until 2002, as Vice President of Finance at Fisher Scientific International, Inc.’s chemicals manufacturing division, from 1996 until 1998, and held various positions in finance, accounting and auditing with Merck & Co., Inc., Heat and Control, Inc. and Deloitte & Touche LLP. Mr. Sargen also serves on the boards of Avid Bioservices, Inc., a publicly traded contract manufacturer focused on the development and manufacture of biopharmaceuticals derived from mammalian cell culture, Umoja Biopharma, Inc., a privately owned biotechnology company developing next-generation immunotherapies, and Kindeva Drug Delivery, L.P., a privately owned contract manufacturer and developer of complex drug delivery systems. Mr. Sargen is a Certified Public Accountant (non-practicing) and earned his B.S. in accounting from Pennsylvania State University and his M.B.A. in finance from The Wharton School of the University of Pennsylvania. Our nominating and corporate governance committee and board of directors believe that Mr. Sargen’s industry experience, both in management and at the board level, qualifies him to serve on our board of directors.

Directors Continuing in Office Until the 2023 Annual Meeting of Stockholders

Jesse Shefferman co-founded Private ArTara and served as its Chief Executive Officer and a member of its board of directors from November 2017 until the Merger and has served as our Chief Executive Officer and a member of our board of directors since January 2020. Prior to co-founding Private ArTara, Mr. Shefferman served as Vice President and Head of Business Development at Retrophin Inc., a publicly traded company focusing on rare diseases, from March 2014 until October 2017. Prior to Retrophin, Mr. Shefferman served as Director, Strategy & Business Development at Vertex Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, from September 2012 until March 2014. Mr. Shefferman previously served as an investment banker with Barclays Plc and Lehman Brothers Inc. Mr. Shefferman earned his B.A. in accounting from Gordon College and his M.B.A. and certificate in health sector management from Duke University’s Fuqua School of Business. Our nominating and corporate governance committee and board of directors believe that Mr. Shefferman’s experience in strategy, management and financial roles in the biopharmaceutical industry qualifies him to serve on our board of directors.

Barry P. Flannelly, Pharm.D. has served as a member of our board of directors since July 2020. Dr. Flannelly has served as Executive Vice President and General Manager US of Incyte Corporation, a publicly traded biopharmaceutical company, since June 2015 and joined Incyte Corporation as Executive Vice President, Business Development and Strategic Planning in August 2014. Prior to joining Incyte Corporation, he served as Chief Executive Officer of OSS Healthcare Inc., a biotechnology start-up company, from August 2013 to July 2014. Dr. Flannelly also served as Vice President, Global Product Strategy and Commercial Planning of Nektar Therapeutics, a biopharmaceutical company, from April 2011 until April 2013, and as Senior Vice President, Commercial, of Onyx Pharmaceuticals, Inc., a biopharmaceutical company, from August 2008 until January 2011. Dr. Flannelly has also held key positions at biopharmaceutical and pharmaceutical companies such as Abraxis BioScience, Inc. and Novartis Pharmaceuticals Corporation. Dr. Flannelly also served on the board of directors of Genomic Health, Inc., a publicly traded genomic-based diagnostic company, in 2019 until its merger with Exact Sciences Corp. Dr. Flannelly earned his B.S. degree in Pharmacy from the Massachusetts College of Pharmacy, his M.B.A. from the University of Baltimore and his Pharm.D. from the University of Maryland School of Pharmacy. Our nominating and corporate governance committee and board of directors believe that Dr. Flannelly’s pharmaceutical and biotechnology industry experience, both in management and at the board level, qualifies him to serve on our board of directors.

Cynthia Smith has served as a member of our board of directors since January 2021. Ms. Smith is a biotechnology executive with over 20 years of experience in the pharmaceutical industry. From June 2013 to December 2016, she was Chief Commercial Officer of ZS Pharma, Inc. through the company’s initial public offering and acquisition by Astra Zeneca Plc. From October 2008 to March 2013, Ms. Smith was Vice President, Market Access & Commercial Development at Affymax, Inc., a biotechnology company focused on the development and commercialization of novel renal therapies. Prior to Affymax, Ms. Smith was Executive Director of Healthcare System and Medicare Strategy at Merck & Co., Inc. During her tenure at Merck from June 2000 to October 2008, she also held various leadership positions in corporate strategy, public policy, and external affairs, including global crisis management for the Vioxx recall. Before joining the pharmaceutical industry, Ms. Smith served in the White House Office of Management and Budget in the Clinton Administration. Ms. Smith also serves on the boards of directors of Dicerna Pharmaceuticals, Inc., Spero Therapeutics, Inc. and Akebia Therapeutics, Inc. and as an advisor to EQRx, Inc. and Catalys Pacific. She is a board member of the French American Foundation. Ms. Smith earned a B.A. from the University of North Carolina at Chapel Hill, an M.S. in public policy from the Eagleton Institute of Politics at Rutgers University and an M.B.A. from The Wharton School of the University of Pennsylvania. Our nominating and corporate governance committee and board of directors believe that Ms. Smith’s pharmaceutical and biotechnology industry experience qualifies her to serve on our board of directors.

Directors Continuing in Office Until the 2024 Annual Meeting of Stockholders

Jane Huang, M.D. has served as a member of our board of directors since June 2021. Dr. Huang is an experienced biotech executive and proven leader throughout the development life cycle of multiple oncology therapeutics globally. She currently serves as President and Chief Medical Officer of Prelude Therapeutics Incorporated, a clinical stage precision oncology company. From September 2016 until March 2022, Dr. Huang served as Chief Medical Officer, Hematology at BeiGene, Ltd. At BeiGene, Dr. Huang oversaw hematology drug development, and played a key role in the first approval of tislelizumab, BeiGene’s PD-1 inhibitor as well as zanubrutinib, BeiGene’s BTK inhibitor. Prior to joining BeiGene, Dr. Huang was Vice President and Head of Development at Acerta Pharma B.V., where she oversaw global clinical development of the BTK inhibitor acalabrutinib. Previously, she served as Group Medical Director at Genentech (a member of the Roche Group) where she played a leading role in drug development programs for several molecules at all stages of development, including venetoclax and obinutuzumab. Dr. Huang also currently serves as a Clinical Assistant Professor (adjunct), Thoracic Oncology, at Stanford University. She received her B.S. from Stanford University and her M.D. from University of Washington School of Medicine. She is board certified in hematology, oncology, and internal medicine, and she completed her residency in Internal Medicine and fellowships in Hematology and Oncology at Stanford University. Our nominating and corporate governance committee and board of directors believe that Dr. Huang’s pharmaceutical and biotechnology industry experience qualifies her to serve on our board of directors.

Richard Levy, M.D. served as a member of the board of directors of Private ArTara from December 2019 until the Merger and has served as a member of our board of directors since January 2020. Dr. Levy also currently serves on the board of directors of Kodiak Sciences Inc., Kiniksa Pharmaceuticals, Ltd. and Madrigal Pharmaceuticals, Inc., each a publicly traded pharmaceutical company. Dr. Levy previously served on the boards of directors of Aquinox Pharmaceuticals, Inc. and Constellation Pharmaceuticals Inc., each a publicly-traded pharmaceutical company, from March 2017 until March 2019 and from April 2019 until July 2021, respectively. Previously, from December 2016 until May 2019, Dr. Levy served as a part-time senior advisor for Baker Bros. Advisors, L.P., a firm that primarily manages long-term investment funds focused on publicly traded life sciences companies. Dr. Levy served as Executive Vice President and Chief Drug Development officer at Incyte Corporation from January 2009 until his retirement in April 2016, and as Senior Vice President of Drug Development at Incyte from August 2003 until January 2009. Prior to joining Incyte, Dr. Levy served as Vice President, Biologic Therapies, at Celgene Corporation, a publicly-held biopharmaceutical company, from 2002 until 2003. From 1997 until 2002, Dr. Levy served in various executive positions with DuPont Pharmaceuticals Company, first as Vice President, Regulatory Affairs and Pharmacovigilance, and thereafter as Vice President, Medical and Commercial Strategy. Dr. Levy served at Novartis AG, and its predecessor company, Sandoz AG, from 1991 until 1997 in positions of increasing responsibility in clinical research and regulatory affairs. Prior to joining the pharmaceutical industry, Dr. Levy served as an assistant professor of medicine at the UCLA School of Medicine. Dr. Levy is board certified in internal medicine and gastroenterology and received his A.B. in biology from Brown University, his M.D. from the University of Pennsylvania School of Medicine, and completed his training in internal medicine at the Hospital of the University of Pennsylvania and a fellowship in gastroenterology and hepatology at UCLA. Our nominating and corporate governance committee and board of directors believe that Dr. Levy’s more than 30 years of experience in the pharmaceutical and biotechnology industries, as well as his extensive board experience, qualifies him to serve on our board of directors.

Michael Solomon, Ph.D. served as a member of the board of directors of Private ArTara from May 2018 until the Merger and has served as a member of our board of directors since January 2020. Dr. Solomon has more than 20 years of experience in the biotechnology industry and has spent the last 14 years focused on creating and operating early-stage companies. Dr. Solomon has served as Chief Executive Officer of Ribometrix, Inc., a privately held therapeutics company focused on targeting RNA with small molecules, since October 2017, and serves on its board. Dr. Solomon served as a venture partner at SV Health Investors from December 2016 until December 2018. Previously, Dr. Solomon served as Chief Operating Officer at Decibel Therapeutics, Inc., a biotechnology company focused on hearing disorders, from 2015 until 2016. Dr. Solomon served as Chief Operating Officer of Ember Therapeutics, Inc., a publicly traded pharmaceutical company, from 2012 until 2015, and as Chief Business Officer of Link Medicine Corporation, a privately held biopharmaceutical company, from 2009 until 2012. Dr. Solomon was a founder and Vice President of discovery at Epizyme Therapeutics, Inc., a clinical stage biopharmaceutical company, and Vice President of Discovery at Hypnion, Inc., a sleep disorder company that was sold to Eli Lilly and Company in 2007. Dr. Solomon earned his B.S. in chemistry from the University of Massachusetts, Amherst and his Ph.D. in organic chemistry from the University of Wisconsin. Our nominating and corporate governance committee and board of directors believe that Dr. Solomon’s industry experience in creating and operating early-stage companies qualifies him to serve on our board of directors.

Board diversity matrix

In accordance with Nasdaq’s recently adopted board diversity listing standards, we are also disclosing aggregated statistical information about our board’s self-identified gender and demographic background characteristics as voluntarily confirmed to us by each of our directors.

Board Diversity Matrix (as of the Record Date)
Total Number of Directors – 9
	Female	Male
Directors	2	7
Number of Directors who identify in any of the categories below:
Asian	1
White	1	6
Did Not Disclose Demographic Background	1

information regarding the board of directors and corporate governance

Independence of the Board of Directors

Our common stock is listed on the Nasdaq Capital Market. Under the Nasdaq listing rules, a majority of the members of our board of directors must qualify as “independent,” as affirmatively determined by our board of directors. Our board of directors consults with our counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, and any of his or her family members, and Protara, our senior management and independent auditors, our board of directors has affirmatively determined that the following eight directors are independent directors within the meaning of the applicable Nasdaq listing rules: Mr. Beshar, Dr. Flannelly, Dr. Garceau, Dr. Huang, Dr. Levy, Mr. Sargen, Ms. Smith and Dr. Solomon. In making this determination, our board of directors found that none of these directors had a material or other disqualifying relationship with the Company. Mr. Shefferman, by virtue of his position as our Chief Executive Officer, is not independent.

Accordingly, a majority of our directors are independent, as required under applicable Nasdaq rules. In making this determination, our board of directors considered the applicable Nasdaq rules and the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including their beneficial ownership of our capital stock.

Board Leadership Structure

Our board of directors has an independent chair, Mr. Beshar, who has authority, among other things, to call and preside over meetings of our board of directors, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to our board of directors. Accordingly, Mr. Beshar has substantial ability to shape the work of our board of directors. We believe that separation of the positions of board chair and chief executive officer reinforces the independence of the board in its oversight of the business and affairs of the Company. In addition, we believe that having an independent board chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our board of directors to monitor whether management’s actions are in the best interests of the Company and our stockholders. As a result, we believe that having an independent board chair can enhance the effectiveness of the board as a whole.

Role of the Board of Directors in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements.

In connection with its reviews of the operations of our business, our full board of directors addresses the primary risks associated with our business including, for example, strategic planning, regulatory requirements and cybersecurity. Our board of directors appreciates the evolving nature of our business and industry and is actively involved with monitoring new threats and risks as they emerge. For example, for the last few years our board of directors has been closely monitoring the COVID-19 pandemic, its effects and potential future effects on our business and our related risk mitigation strategies.

Meetings of the Board of Directors and its Committees

Our board of directors is responsible for the oversight of management and the strategy of our company and for establishing corporate policies. Our board of directors meets periodically during the year to review significant developments affecting us and to act on matters requiring the approval of our board of directors. Our board of directors met six times during our last fiscal year. The audit committee met four times during our last fiscal year. The compensation committee met six times during our last fiscal year. The nominating and corporate governance committee met four times during our last fiscal year. The scientific advisory committee met five times during our last fiscal year. During our last fiscal year, each director attended 75% or more of the aggregate of the meetings of our board of directors and of the committees on which he or she served. We encourage our directors and nominees for director to attend our annual meeting of stockholders.

As required under the Nasdaq listing rules, in 2021, our independent directors met five times in regularly scheduled executive sessions at which only independent directors were present.

Information Regarding Committees of the Board of Directors

Our board of directors has established an audit committee, a compensation committee, a nominating and corporate governance committee and a scientific advisory committee. Our board of directors may establish other committees to facilitate the management of our business. Our board of directors has adopted written charters for each of our committees, which are available to stockholders on our investor relations website at ir.protaratx.com. The information on our website is not incorporated by reference into this proxy statement or the Annual Report.

The following table provides membership for the year ended December 31, 2021 for each of our committees:

Name	Audit	Compensation	Nominating and Corporate Governance	Scientific Advisory
Jesse Shefferman
Luke Beshar	X		X*
Barry Flannelly, Pharm.D.		X
Jane Huang, M.D.(1)				X
Roger Garceau, M.D.		X		X
Richard Levy, M.D.	X			X*
Gregory Sargen(2)	X*	X
Cynthia Smith(3)		X
Michael Solomon, Ph.D.(4)		X*	X

____________

*        Committee Chairperson

(1)      Dr. Huang was appointed to our board of directors in June 2021.

(2)      Mr. Sargen ceased serving as a member of the compensation committee in March 2021.

(3)      Ms. Smith was appointed as chair of the compensation committee in January 2022.

(4)      Dr. Solomon ceased serving as chair of the compensation committee in January 2022.

Our board of directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.

Below is a description of each committee of our board of directors.

Audit Committee

The audit committee of our board of directors is composed of three directors: Mr. Beshar, Dr. Levy and Mr. Sargen, with Mr. Sargen serving as chair of the audit committee.

Our board of directors has determined that each of these individuals meets the independence requirements of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable listing standards of Nasdaq. Each member of our audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the board has examined each audit committee member’s scope of experience and the nature of their prior and/or current employment. Additionally, our board of directors has determined that Mr. Sargen qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq listing rules. In making this determination, our board has considered Mr. Sargen’s formal education and previous and current experience in financial and accounting roles. Both our independent registered public accounting firm and management periodically meet privately with our audit committee. The audit committee operates under a written charter adopted by the board of directors, which is located on our website at https://ir.protaratx.com/. The information on our website is not incorporated by reference into this proxy statement or the Annual Report.

The functions of the audit committee include, among other things:

•        evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•        reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•        prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on such auditor’s independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•        reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•        reviewing, with our independent auditors and management, significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

•        reviewing with management and our independent auditors any earnings announcements and other public announcements regarding material developments;

•        establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•        reviewing the report that the SEC requires in this annual proxy statement;

•        reviewing and providing oversight of any related-person transactions in accordance with our related-person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;

•        monitoring the rotation of partners of the independent registered public accounting firm on the audit engagement team as required by law;

•        reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are implemented;

•        reviewing and evaluating, on an annual basis, the performance of the audit committee and the audit committee charter;

•        reviewing, on a periodic basis, our investment policy, related-person transaction policy and signing authority to approve any changes to such policies;

•        reviewing the audited financial statements to be included in the Annual Report on Form 10-K; and

•        discussing with management and the independent registered public accounting firm the results of the annual audit and the results in the quarterly financial statements

Our audit committee also has the authority to retain special legal, accounting or other advisors or consultants as it deems necessary or appropriate to carry out its duties. We believe that the composition and functioning of our audit committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Report of the Audit Committee of the Board of Directors

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with our management. The audit committee has also reviewed and discussed with Ernst & Young LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2021, the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The audit committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and has discussed with Ernst & Young LLP the accounting firm’s independence. Based on the foregoing, the audit committee has recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and filed with the SEC.

Gregory Sargen, Chair
Luke Beshar
Richard Levy, M.D.

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The compensation committee of our board of directors is composed of four directors: Dr. Flannelly, Dr. Garceau, Ms. Smith and Dr. Solomon, with Ms. Smith serving as chair of the compensation committee. All members of the compensation committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing rules).

Each of the members of the compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (which is only relevant to the extent deemed necessary to qualify for transition relief under Section 162(m)). Our board of directors has determined that each of these individuals is ‘‘independent’’ as defined under the applicable listing standards of Nasdaq, including the standards specific to members of a compensation committee. The compensation committee operates under a written charter adopted by the board of directors, which is located on our website at https://ir.protaratx.com/. The information on our website is not incorporated by reference into this proxy statement or the Annual Report.

The functions of this committee include, among other things:

•        reviewing and approving (or if it deems appropriate, making recommendations to our board of directors regarding) our overall compensation strategy and policies;

•        reviewing and approving (or if it deems appropriate, making recommendations to our board of directors regarding) corporate performance goals and objectives, which support and reinforce the Company’s long-term strategic goals, relevant to the Company’s overall compensation strategy and policies;

•        evaluating and approving (or if it deems appropriate, making recommendations to the board of directors regarding) all compensation plans and programs advisable for the Company, as well as the modification or termination of existing plans and programs;

•        making recommendations to our board of directors regarding the compensation and other terms of employment of our chief executive officer;

•        reviewing and approving (or if it deems appropriate, making recommendations to our board of directors regarding) performance goals and objective relevant to the compensation of our other officers and assessing their performance against these goals and objectives;

•        reviewing and making recommendations to our board of directors regarding the type and amount of compensation to be paid or awarded to our non-employee board members;

•        evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

•        establishing policies with respect to votes by our stockholders to approve executive compensation to the extent required by Section 14A of the Exchange Act and, if applicable, determining our recommendations regarding the frequency of advisory votes on executive compensation;

•        reviewing and approving (or if it deems it appropriate, making recommendations to our board of directors regarding) the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our officers;

•        reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

•        reviewing and considering the results of any advisory vote on executive compensation, as applicable;

•        administering the Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”), the 2020 Inducement Plan (the “Inducement Plan”) and the 2014 Employee Stock Purchase Plan (the “2014 ESPP”);

•        reviewing with the chief executive officer the plans for succession for the chief executive officer and other key executive officers and make recommendations to our board of directors with respect to the selection of appropriate individuals to succeed to these positions; and

•        reviewing and evaluating, on an annual basis, the performance of the compensation committee and the compensation committee charter.

The compensation committee will have the authority to retain special legal, accounting or other advisors or consultants as it deems necessary or appropriate to carry out its duties. We believe that the composition and functioning of our compensation committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Compensation Committee Processes and Procedures

Our Compensation Committee meets at least annually and with greater frequency if necessary. The compensation committee also acts periodically by unanimous written consent in lieu of a formal meeting. In consultation with management, the agenda for each compensation committee meeting is developed by the chair of the compensation committee and incorporates guidance from an annual work plan. The compensation committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in compensation committee meetings. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation.

The charter of the compensation committee grants the compensation committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the compensation committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties. The compensation committee has direct responsibility for the oversight of the work of any consultants or advisors engaged for the purpose of advising the compensation committee. In particular, the compensation committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the compensation committee may select, or receive advice from, a compensation consultant, legal counsel or other advisor to the compensation committee, other than in-house legal counsel and certain other types of advisors, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the advisor’s independence; however, there is no requirement that any advisor be independent.

Generally, the compensation committee’s process comprises two related elements: the determination of compensation levels and the establishment of corporate performance objectives for the current year. For executives other than our Chief Executive Officer, the compensation committee solicits and considers evaluations and recommendations submitted to the compensation committee by our Chief Executive Officer. The evaluation of our Chief Executive Officer’s performance is conducted by the chairman of the board and guided by the compensation committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the compensation committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and recommendations of any compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee of our board of directors is composed of two directors: Mr. Beshar and Dr. Solomon, with Mr. Beshar serving as chair of the committee. All members of the nominating and corporate governance committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing rules). The nominating and corporate governance committee operates under a written charter adopted by the board of directors, which is located on our website at https://ir.protaratx.com/. The information on our website is not incorporated by reference into this proxy statement or the Annual Report.

The functions of this committee include, among other things:

•        identifying, reviewing and evaluating candidates to serve on our board of directors and nominating and recommending individuals for membership on our board of directors;

•        determining the minimum qualifications for service on our board of directors;

•        reviewing, evaluating and considering the recommendation for nomination of incumbent directors for reelection to the board of directors;

•        making recommendations regarding the membership of the committees of our board of directors;

•        assessing the performance of the board of directors, including its committees;

•        if and when it deems appropriate, developing a set of corporate governance guidelines for the company; and

•        reviewing and evaluating on an annual basis the performance of the nominating and corporate governance committee and the nominating and corporate governance committee charter.

The nominating and corporate governance committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The nominating and corporate governance committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having a diverse personal background, perspective and experience, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the nominating and corporate governance committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the board of directors, the operating requirements of the Company and the long-term interests of our stockholders. In conducting this assessment, the nominating and corporate governance committee typically considers diversity (including gender, racial and ethnic diversity), age, skills and such other factors as it deems appropriate, given the current needs of the board of directors and our business, to maintain a balance of knowledge, experience and capability.

The nominating and corporate governance committee appreciates the value of thoughtful board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the nominating and corporate governance committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the nominating and corporate governance committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing rules, applicable SEC rules and regulations and the advice of counsel, if necessary. The nominating and corporate governance committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The nominating and corporate governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our board of directors. The nominating and corporate governance committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the board of directors by majority vote.

The nominating and corporate governance committee will consider director candidates recommended by stockholders. The nominating and corporate governance committee will evaluate any director nominees received from stockholders in the same manner as recommendations received from management or members of our board of directors. Stockholders who wish to recommend individuals for consideration by the nominating and corporate governance committee to become nominees for election to our board of directors may do so by delivering a written recommendation to the nominating and corporate governance committee at the following address: 345 Park Avenue South, Third Floor, New York, New York 10010, Attn: Corporate Secretary. Any such submission must be provided at least 90 days, but not more than 120 days, prior to the anniversary date of the mailing of our proxy statement for the preceding year’s annual meeting of stockholders. Submissions must include (i) the full name, age, business address and residence address of each nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Company that are owned of record and beneficially by each such nominee (if any), (iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder and (v) the consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Submissions must also include (i) the name and address of the Company stockholder on whose behalf the submission is made, as they appear on the Company’s books and of the beneficial owner, if any, on whose behalf the nomination is being made, (ii) a representation that such stockholder will notify the Company in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (iii) a description of any agreement, arrangement or understanding with respect to such nomination between or among such stockholder and the beneficial owner, if any, on whose behalf the nomination is being made, and any of their affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that such stockholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such stockholder’s notice by, or on behalf of, such stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such stockholder, or any such beneficial owner, or any of its affiliates or associates with respect to shares of stock of the Company, and a representation that such stockholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (v) a representation that the such stockholder is a holder of record of shares of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (vi) a representation whether such stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination.

Scientific Advisory Committee

The scientific advisory committee of our board of directors is composed of three directors: Dr. Garceau, Dr. Huang and Dr. Levy, with Dr. Levy serving as chair of the scientific advisory committee. All members of the scientific advisory committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing rules). The scientific advisory committee operates under a written charter adopted by the board of directors, which is located on our website at https://ir.protaratx.com/. The information on our website is not incorporated by reference into this proxy statement or the Annual Report.

The functions of this committee include, among other things:

•        advising the board of directors regarding endorsement of current and planned research and development programs, validating timelines, budget and key milestones;

•        advising the board of directors about the progress on the Company’s research and development activities;

•        advising the board of directors regarding the scientific merit of compounds for licensing and acquisition opportunities;

•        providing strategic advice regarding emerging science, therapeutic trends and foreseeable opportunities; and

•        providing advice to our scientific team on aspects of the programs as requested.

The scientific advisory committee holds regular or special meetings as its members deem necessary or appropriate. The scientific advisory committee has the authority to retain and determine compensation for external scientific or other advisors or consultants as it deems necessary or appropriate in the performance of its duties, provided that any such compensation must comply with applicable laws and regulations.

Stockholder Communications with our Board of Directors

Our board of directors has adopted a formal process by which stockholders may communicate with the board or any of its directors. Stockholders who wish to communicate with our board of directors may do so by sending written communications addressed to our Corporate Secretary at 345 Park Avenue South, Third Floor, New York, New York 10010, Attn: Corporate Secretary. Our Corporate Secretary will review each communication and will forward such communication to the board of directors or any of its directors to whom the communication is addressed, unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate. Communications deemed by the Corporate Secretary to be inappropriate for presentation will still be made available to any non-management director upon such director’s request.

Code of Business Conduct and Ethics

We have adopted the Protara Therapeutics, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at ir.protaratx.com. The information on our website is not incorporated by reference into this proxy statement or the Annual Report. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Proposal 2

Ratification of SELECTION OF Independent Registered
Public Accounting Firm

The audit committee of our board of directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since March 2021. Representatives of Ernst & Young LLP are expected to be virtually present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

The affirmative vote of the holders of a majority of the shares present by virtual attendance or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

Fiscal Year 2021

Marcum LLP audited our consolidated financial statements for the fiscal year ended December 31, 2020 and the financial statements of Private ArTara for the fiscal year ended December 31, 2019. On March 12, 2021, our audit committee approved the dismissal of Marcum LLP and appointed Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

The report of Marcum LLP on our consolidated financial statements for the fiscal year ended December 31, 2020 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audit of our consolidated financial statements for the fiscal year ended December 31, 2020, and during the subsequent interim period through March 12, 2021 (the effective date of Marcum LLP’s dismissal), there were no (1) disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with Marcum LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of Marcum LLP, would have caused Marcum LLP to make reference to the matter in its reports, or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

During the year ended December 31, 2020 and the subsequent interim period through March 12, 2021, neither we nor anyone on our behalf consulted with Ernst & Young LLP regarding either (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that Ernst & Young LLP concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Fiscal Year 2020

Ernst & Young LLP audited our financial statements for our predecessor entity, Proteon Therapeutics, Inc., for the fiscal year ended December 31, 2019. On March 18, 2020, our audit committee approved the dismissal of Ernst & Young LLP effective as of March 23, 2020. On March 18, 2020, our audit committee approved the engagement of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

The reports of Ernst & Young LLP on the financial statements for each of the two fiscal years ended December 31, 2019 and December 31, 2018 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of our financial statements for the fiscal year ended December 31, 2019 and December 31, 2018, and during the subsequent interim period through March 23, 2020 (the effective date of Ernst & Young’s dismissal), there were no (1) disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in their reports, or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

During the years ended December 31, 2019 and 2018, and the subsequent interim period through March 23, 2020, neither we nor anyone on our behalf consulted with Marcum LLP regarding either (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that Marcum LLP concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Principal Accountant Fees and Services

The following table represents aggregate fees billed by Ernst & Young LLP for the audit of our financial statements for the year ended December 31, 2021 and other fees billed for other professional services rendered by Ernst & Young during this period

Fiscal Year Ended December 31, 2021
Audit Fees(1)	$455,000
Audit-related Fees	—
Tax Fees(2)	12,000
All Other Fees	—
Total Fees	$467,000

____________

(1)      Audit Fees consist of fees for professional services for the audit of our annual consolidated financial statements, the review of interim financial statements, and related services that are normally provided in connection with registration statements, including comfort letters and consents.

(2)      Tax fees consist of fees for professional tax assistance services in connection with routine on-call tax advisory projects.

All fees described above were pre-approved by the audit committee of our board of directors.

The following table represents aggregate fees billed by Marcum LLP for the audit of our financial statements for the year ended December 31, 2020 and other fees billed for other services rendered by Marcum LLP during this period.

Fiscal Year Ended December 31, 2020
Audit Fees(1)	$292,005
Audit-related Fees	—
Tax Fees(2)	50,000
All Other Fees	—
Total Fees	$342,005

____________

(1)      Audit Fees consist of fees for professional services for the audit of our annual consolidated financial statements, the review of interim financial statements, and related services that are normally provided in connection with registration statements, including comfort letters and consents.

(2)      Tax fees consist of fees for professional services in connection with our tax returns.

All fees described above were pre-approved by the audit committee of our board of directors.

Pre-Approval Policies and Procedures

In considering the nature of the services provided by Ernst & Young LLP and Marcum LLP, our audit committee determined that such services were compatible with the provision of independent audit services. Our audit committee discussed these services with Ernst & Young LLP and Marcum LLP and management to determine that they were permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act, as well as the requirements of the PCAOB. Our audit committee required that all services performed by Ernst & Young LLP and Marcum LLP be pre-approved prior to the services being performed. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting. During the fiscal years ended December 31, 2021 and 2020, all services by Ernst & Young LLP and Marcum LLP, respectively, were pre-approved in accordance with these procedures, and our audit committee continues to require that all services performed by Ernst & Young LLP be pre-approved in accordance with these procedures prior to the services being performed.

Our Board Of Directors Recommends A Vote FOR The Ratification Of Ernst & Young LLP As Our Independent Registered Public Accounting Firm.

Proposal 3

Advisory Vote on Executive Compensation

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“the Dodd-Frank Act”) and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in the compensation tables and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholders’ interests. Compensation of our named executive officers is designed to enable us to attract, retain and motivate talented and experienced executives to lead us successfully in a competitive environment.

Accordingly, our board of directors is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding, advisory vote “FOR” the following resolution:

“RESOLVED, that the stockholders of Protara Therapeutics, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Summary Compensation Table and the related compensation tables and narrative disclosure in the Proxy Statement for the Company’s Annual Meeting of Stockholders to be held on June 8, 2022.”

Because the vote is advisory, it is not binding on our board of directors. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and our board of directors and, accordingly, our board of directors and the compensation committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present by virtual attendance or represented by proxy and entitled to vote on the matter at the Annual Meeting.

Our Board Of Directors Recommends A Vote FOR the Approval, on an Advisory Basis, of the
Compensation of our Named Executive Officers.

Executive Officers

The following table sets forth, for our executive officers, their ages and position held with us as of the Record Date:

Name	Age	Principal Position
Jesse Shefferman	50	President, Chief Executive Officer and Director
Blaine Davis	48	Chief Financial Officer
Jacqueline Zummo, Ph.D.	41	Chief Scientific Operations Officer
Jathin Bandari, M.D.	35	Chief Medical Officer

Biographical information for Jesse Shefferman is included above with the director biographies under the caption “Information Regarding Director Nominees and Current Directors.”

Blaine Davis has served as our Chief Financial Officer since February 2020. Mr. Davis brings more than 20 years of experience in investor relations, corporate affairs, and sales and marketing at life sciences companies focused on rare diseases. Prior to joining the Company, Mr. Davis served as Vice President, Head of Investor Relations and Corporate Communications at Insmed, Inc. starting in July 2017. Previously, Mr. Davis held multiple executive leadership positions at Endo International plc from and after May 2008, including Senior Vice President and General Manager, Specialty Pharmaceuticals; president of Endo Ventures Limited; and Senior Vice President, Investor Relations and Corporate Communications. Prior to Endo, Mr. Davis held positions in corporate and business development and investor relations at Bristol-Myers Squibb Company. Mr. Davis holds a B.A. in biology and psychology with a minor in economics from Middlebury College.

Jacqueline Zummo, Ph.D. has served as our Chief Scientific Operations Officer since January 2021 and previously served as our Senior Vice President, Research Operations since January 2020. Dr. Zummo joined Private ArTara in November 2017 and began serving as its Vice President, Clinical Research Medical Affairs, before serving as Vice President, Research Operations from March 2019 until the Merger. Prior to joining Private ArTara, Dr. Zummo served as Assistant Vice President, Medical Affairs at Vyera Pharmaceuticals, LLC, a privately held biopharmaceutical company, from November 2015 until September 2017. Dr. Zummo previously served as Medical Director at Alkermes, Inc. from 2012 until November 2015, Associate Director, Medical Affairs at Sunovion Pharmaceuticals Inc. from 2008 until 2012 and Senior Manager, Neuroscience Medical Affairs at Wyeth Pharmaceuticals Inc. from 2002 until 2008. Dr. Zummo earned her B.A. from Penn State University, her M.B.A. in healthcare marketing from Benedictine University, her M.P.H. in epidemiology from Benedictine University, and her Ph.D. in global health sciences from Nova Southeastern University.

Jathin Bandari, M.D. has served as our Chief Medical Officer since January 2022. Dr. Bandari joined the Company in April 2020, initially serving as Senior Director of Strategy and Innovation, Executive Director of Clinical Development, Vice President, Head of Clinical Development, and most recently as Interim Chief Medical Officer. In 2020, Dr. Bandari joined the University of Rochester as Assistant Professor of Urology, where he specialized in both minimally invasive urologic oncology and advanced open pelvic retroperitoneal cancer surgery, and where he maintains a faculty appointment. Dr. Bandari received his B.S. in Neuroscience from the University of Rochester and his M.D. from Johns Hopkins University and from 2012 to 2018 he completed his urology residency at the University of Pittsburgh Medical Center. Following residency, he completed a Society of Urologic Oncology fellowship at the University of Pittsburgh Medical Center where he was a clinical instructor from 2018 to 2020. He is an active member of the American Urological Association, Society of Urologic Oncology, American Society of Clinical Oncology and Southwest Oncology Group. He has over 50 publications, national speakerships, textbooks and grants.

Executive Compensation

For the year ended December 31, 2021, our named executive officers, consisting of our principal executive officer and the next two most highly compensated executive officers, were:

•        Jesse Shefferman, our Chief Executive Officer;

•        Blaine Davis, our Chief Financial Officer; and

•        Jacqueline Zummo, Ph.D., our Chief Scientific Operations Officer.

Summary Compensation Table

The following table shows for the fiscal years ended 2021 and 2020, compensation awarded to or paid to, or earned by, our named executive officers.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)		All Other Compensation(4)	Total
Jesse Shefferman	2021	569,987	—	—	3,111,830	328,020		58,824	4,068,661
President, Chief Executive	2020	506,681	—	1,500,000	4,999,542	694,463	(5)	54,692	7,755,378
Officer and Director

Blaine Davis	2021	409,303	—	—	1,155,383	170,837		14,483	1,750,006
Chief Financial Officer	2020	343,367	—	—	2,791,556	236,390		12,289	3,383,602

Jacqueline Zummo, Ph.D.	2021	405,444	—	—	1,155,383	169,290		56,961	1,787,078
Chief Scientific Operations Officer	2020	324,927	—	1,365,000	—	269,919	(6)	31,335	1,991,181

____________

(1)      This column reflects the aggregate grant date fair value of stock awards granted during 2021 and 2020, as applicable, computed in accordance with Financial Accounting Standard Board (“FASB”) Accounting Standards Codification Topic 718 for stock-based compensation transactions (“ASC 718”). Assumptions used in the calculation of these amounts are included in the notes to our audited consolidated financial statements included in the Annual Report. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock awards or the sale of the common stock underlying such stock awards.

(2)      This column reflects the aggregate grant date fair value of the option awards granted during 2021 and 2020, as applicable, computed in accordance with FASB ASC 718. Assumptions used in the calculation of these amounts are included in the notes to our audited consolidated financial statements included in the Annual Report. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(3)      Unless otherwise noted below, this column reflects the annual performance-based bonuses earned in 2021 and paid in 2022 upon approval of our board of directors.

(4)      This column reflects life insurance premiums, health insurance premiums, disability insurance, 401(k) matching contributions paid by us on behalf of each named executive officer, accident insurance, legal plan and a stiped provided during the COVID-19 pandemic. These benefits are provided to the named executive officers on the same terms as provided to all of our regular full-time employees in the United States. Amounts for 2021 include life insurance premiums of $823, $412, and $450 for Mr. Shefferman, Mr. Davis, and Dr. Zummo respectively; health insurance premiums $43,929 and $42,440 for Mr. Shefferman and Dr. Zummo respectively; short-term disability insurance premiums of $404 each for Mr. Shefferman, Mr. Davis and Dr. Zummo respectively; long-term disability insurance premiums of $468 each for Mr. Shefferman, Mr. Davis and Dr. Zummo respectively; and 401(k) matching contributions paid by us on behalf of each named officer of $11,600 each for Mr. Shefferman, Mr. Davis and Dr. Zummo respectively.

(5)      Amount reflects (i) a $159,688 performance-based bonus paid in 2020 in connection with the completion of the Merger and (ii) a $100,000 performance-based bonus earned in 2018 and paid in 2020 upon approval of our board of directors.

(6)      Amount reflects a $95,313 performance-based bonus paid in 2020 in connection with the completion of the Merger.

Annual Base Salary

The compensation of our named executive officers is generally determined and approved by our board of directors, based on the recommendation of the compensation committee of our board of directors. As a result of payroll processes, the actual base salaries paid for the fiscal year may vary from those shown below. The 2021 base salaries that became effective as of January 1, 2021 were as follows:

NAME	2021 BASE SALARY ($)
Jesse Shefferman	568,000
Blaine Davis	408,700
Jacqueline Zummo, Ph.D.	405,000

Bonus Opportunity

In addition to base salaries, our named executive officers are eligible to receive annual performance-based cash bonuses, which are designed to provide appropriate incentives to our executives to achieve defined annual performance goals and to reward our executives for individual achievement towards these goals. The annual performance-based bonus each named executive officer is eligible to receive is largely (and, in the case of our Chief Executive Officer, entirely) based on the extent to which we achieve the corporate goals that our compensation committee or our board of directors establishes each year. For each of Mr. Davis and Dr. Zummo, the target bonus included an individual performance goal accounting for 10% of his or her target bonus amount. At the end of the year, our compensation committee and our board of directors reviews the corporate goals, determines achievement levels and approves the actual bonus payout to be awarded to each of our named executive officers.

For 2021, the target bonus for Mr. Shefferman was 55% of his base salary; for Mr. Davis, 40% of his base salary; and for Dr. Zummo, 40% of her base salary. Our corporate performance objectives for 2021, as established by our board of directors, included completion of certain regulatory requirements, achievement of product candidate development milestones and accomplishment of certain corporate organizational initiatives, as well as individual performance goals. In January 2022, our board of directors approved a 105% overall achievement level of our corporate goals and awarded bonuses to our named executive officers. The bonus approved for Mr. Shefferman was based entirely on the achievement of the corporate goals. The bonuses approved for each of Mr. Davis and Dr. Zummo also reflected individual goal achievement levels of 100%. The 2021 amounts reflected as Non-Equity Incentive Plan Compensation in the Summary Compensation Table for our named executive officers reflect bonuses earned for 2021 performance.

Equity-Based Incentive Awards

We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our employees, consultants and directors with the financial interests of our stockholders. In addition, we believe that our ability to grant equity-based awards helps us to attract, retain and motivate employees, consultants and directors, and encourages them to devote their best efforts to our business and financial success. Our compensation committee or our board of directors approves equity grants. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. Our executives generally are awarded an initial new hire grant upon commencement of employment. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance.

Prior to the Merger, Private ArTara issued equity awards pursuant to the ArTara Subsidiary, Inc. 2017 Equity Incentive Plan (the “Private ArTara Plan”), which we assumed upon the closing of the Merger. Following the Merger, we have granted all equity awards pursuant to the 2014 Plan and the Inducement Plan. The terms of the Private ArTara Plan, the 2014 Plan and the Inducement Plan are described below under “— Equity Benefit Plans.” All options are granted with a per share exercise price equal to no less than the fair market value of a share of our common stock on the date of the grant of such award. Generally, our stock option awards vest over a four-year period subject to the holder’s continuous service to us.

In January 2021, our board of directors granted the following options to its current named executive officers: Mr. Shefferman was granted an option to purchase 202,000 shares of common stock, Mr. Davis was granted an option to purchase 75,000 shares of common stock and Dr. Zummo was granted an option to purchase 75,000 shares of common stock, with each option having an exercise price of $19.82 per share. Each grant vests as follows: 25% of the shares vest on the one-year anniversary of the grant date, and 1/48th of the shares vest monthly thereafter over the next three years, subject to optionee’s continuous service with us as of each such date.

Outstanding Equity Awards as of December 31, 2021

The following table sets forth certain information regarding outstanding equity awards granted to our named executive officers that remain outstanding as of December 31, 2021.

		Option Awards(1)				Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(2)	Number of Securities Underlying Unexercised Options Unexercisable (#)(3)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)
Jesse Shefferman	1/10/2020	53,309	57,941	$30.00	1/9/2030	—	—
	1/10/2020	—	—	—	—	37,500	253,125
	7/10/2020	39,401	71,849	$27.42	7/9/2030	—	—
	01/19/2021	—	202,000	$19.82	1/18/2031

Blaine Davis	2/11/2020	43,083	50,917	$37.30	2/10/2030	—	—
	01/19/2021	0	75,000	$19.82	1/18/2031	—	—

Jacqueline Zummo, Ph.D.	(6)	16,300	2,775	$9.18	7/11/2028	—	—
	(7)	9,537	—	$9.18	9/16/2029	—	—
	(8)	7,157	2,380	$9.18	12/03/2028	—	—
	1/10/2020	—	—	—	—	34,125	230,344
	1/19/2021	—	75,000	$19.82	1/18/2031	—	—

____________

(1)      Option awards and restricted stock unit awards granted following the Merger were granted under the 2014 Plan and all other option awards were granted under the Private ArTara Plan. The terms of such plans and the related award agreements are described below under “— Equity Benefit Plans.”

(2)      The number of shares under the option that have vested. Unless otherwise noted, all of the option awards vest as follows: 25% of the shares vest on the one year anniversary of the grant date, and 1/48th of the shares vest monthly thereafter, subject to the holder’s continuous service with us as of each such date.

(3)      The number of shares under the option that have not vested.

(4)      Unless otherwise noted, all of the restricted stock unit awards vest as follows: 25% of the shares vest on the one-, two-, three- and four-year anniversary of the grant date, respectively, subject to the awardee’s continuous service with us as of each such date.

(5)      The market value is calculated based on the closing price of our common stock on December 31, 2021, or $6.75.

(6)      The share numbers and exercise prices reflected are those of options deemed to have been issued to the executive upon completion of the Merger in January 2020. These options were deemed to have been issued upon completion of the Merger in exchange for options to purchase 100,000 shares of Private ArTara common stock, which would have vested monthly over four years following August 1, 2018, at an exercise price of $1.75 per share awarded to the executive by Private ArTara in 2018.

(7)      The share numbers and exercise prices reflected are those of options deemed to have been issued to the executive upon completion of the Merger in January 2020. These options were deemed to have been issued upon completion of the Merger in exchange for options to purchase 50,000 shares of Private ArTara common stock, which would have vested monthly over four years following January 1, 2019, at an exercise price of $1.75 per share awarded to the executive by Private ArTara in 2018.

(8)      The share numbers and exercise prices reflected are those of options deemed to have been issued to the executive upon completion of the Merger in January 2020. These options were deemed to have been issued upon completion of the Merger in exchange for options to purchase 50,000 shares of Private ArTara common stock, of which 22,000 (44%) of the shares vested immediately upon the date of grant, with the remaining 28,000 shares which would have vested monthly in 27 approximately equal monthly increments following September 17, 2019, at an exercise price of $1.75 per share awarded to the executive by Private ArTara in 2019.

Agreements with our Named Executive Officers

Below are descriptions of our employment agreements with our named executive officers. Each of our executive officers’ employment is at will and may be terminated by us at any time. Any potential payments and benefits due upon a qualifying termination of employment or a change in control are also described below under “— Potential Payments Upon Termination or Change in Control.”

Jesse Shefferman

On November 5, 2019, we entered into, and subsequently amended on December 4, 2019, an employment agreement with Mr. Shefferman. Under the terms of the employment agreement, as amended, supplemented or modified from time to time, Mr. Shefferman is entitled to an annual base salary of $568,000 (most recently increased to $585,000 for 2022), an annual discretionary bonus equal to 50% of his annual base salary (subsequently increased to 55% of his annual base salary for 2022) and is eligible for our benefits program (as defined below under “— Perquisites Health, Welfare and Retirement Benefits”) including our 401(k) plan (as described below under “— 401(k) Plan).

Blaine Davis

On February 11, 2020, we entered into an employment agreement with Mr. Davis. Under the terms of the employment agreement, as amended, supplemented or modified from time to time, Mr. Davis is entitled to a base salary of $408,700 (most recently increased to $421,000 for 2022) and a discretionary bonus equal to 40% of his annual base salary. Mr. Davis is also eligible for our benefit programs.

Jacqueline Zummo, Ph.D.

On December 17, 2019, we entered into an employment agreement with Dr. Zummo. Under the terms of the employment agreement, as amended, supplemented or modified from time to time, Dr. Zummo is entitled to a base salary of $405,000 (most recently increased to $417,200 for 2022) and a discretionary bonus equal to 40% of her annual base salary. Dr. Zummo is also eligible for our benefit programs.

Potential Payments Upon Termination or Change in Control

Under the terms of the employment agreements with each of our named executive officers described above, either we or the executive may terminate the executive’s employment at any time. Each of our named executive officers is eligible, under the terms of his or her employment agreement to receive, in exchange for a release of claims, severance benefits upon termination of employment whether by us, without cause, or by the executive for good reason, with additional severance benefits provided in the event the termination is in connection with a change in control. In addition, the terms of equity awards granted to our named executive officers are subject to the terms of our equity plan and award agreements thereunder, which include accelerated vesting provisions upon certain change in control transactions. We do not provide any excise tax gross-ups or change-in-control benefits.

Jesse Shefferman

Mr. Shefferman’s employment agreement provides that upon written notice, either party may terminate the employment arrangement with or without cause. The agreement provides that if we terminate Mr. Shefferman’s employment without cause or if Mr. Shefferman resigns for good reason, then Mr. Shefferman will be eligible to receive (i) any unpaid base salary through the effective date of termination, (ii) his base salary for a period of 18 months paid in a lump sum, (iii) a one-time lump sum payment equal to 12 months of his bonus at 100% of target, (iv) reimbursement of all business expenses for which he is entitled, (v) reimbursement of COBRA premium costs for the same level of coverage he had during employment for 12 months, (vi) pro-rata vesting of any outstanding equity awards to the extent Mr. Shefferman is not employed through the one-year anniversary of the applicable grant date of such outstanding equity awards and (vii) any unused and accrued vacation. The severance benefits described in the foregoing sentence are, in each case, subject to Mr. Shefferman’s compliance with continuing obligations to the Company and his execution of a general release in favor of the Company. In addition to the foregoing, if Mr. Shefferman is terminated for other than cause, death or disability during the twelve months following a change in control of the Company, Mr. Shefferman will be entitled to acceleration of 100% of his then unvested outstanding equity awards.

Blaine Davis

Mr. Davis’ employment agreement provides that upon written notice, either party may terminate the employment arrangement with or without cause. The agreement provides that if we terminate Mr. Davis’s employment without cause or if Mr. Davis resigns for good reason, he is entitled to receive (i) payment of his then-current base salary through the effective date of the termination or resignation, (ii) a one-time cash payment equal to twelve months’ of his then-current base salary, (iii) a one-time cash payment equal to twelve months’ of his target bonus, (iv) reimbursement of any healthcare premium costs for twelve months, at the same level of coverage as he had during employment, and (v) pro-rata vesting of any outstanding equity awards to the extent that Mr. Davis is not employed through the one-year anniversary of the applicable grant date of such outstanding equity awards. The severance benefits described in the foregoing sentence are, in each case, subject to Mr. Davis’ compliance with continuing obligations to the Company and his execution of a general release in favor of the Company. In addition to the foregoing, if Mr. Davis is terminated for other than cause, death or disability during the twelve months following a change in control of the Company, Mr. Davis will be entitled to acceleration of 100% of his then unvested outstanding equity awards.

Jacqueline Zummo, Ph.D.

Dr. Zummo’s employment agreement provides that upon written notice, either party may terminate the employment arrangement with or without cause. The agreement provides that if we terminate Dr. Zummo’s employment without cause or if Dr. Zummo resigns for good reason, then Dr. Zummo will be eligible to receive (i) any unpaid base salary through the effective date of termination, (ii) her base salary for a period of nine months paid in a lump sum, (iii) a one-time lump sum payment equal to nine months of her bonus at target, (iv) reimbursement of all business expenses for which she is entitled, (v) reimbursement of any healthcare premium costs for nine months, at the same level of coverage as she had during employment, (vi) pro-rata vesting of any outstanding equity awards to the extent Dr. Zummo is not employed through the one-year anniversary of the applicable grant date of such outstanding equity awards and (vii) any unused and accrued vacation. The severance benefits described in the foregoing sentence are, in each case, subject to Dr. Zummo’s compliance with continuing obligations to the Company and her execution of a general release in favor of the Company. In addition to the foregoing, if Dr. Zummo is terminated for other than cause, death or disability during the twelve months following a change in control of the Company, Dr. Zummo will be entitled to acceleration of 100% of her then unvested outstanding equity awards.

Perquisites Health, Welfare and Retirement Benefits

All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, life, disability and accidental death and dismemberment insurance plans and vacation benefits (our “benefits program”), in each case on the same basis as all of our other employees. We pay the premiums for the life, disability, accidental death and dismemberment insurance for all of our employees, including our named executive officers. In addition, we provide a 401(k) plan to our employees, including our named executive officers, as discussed in the section below entitled “401(k) Plan.”

401(k) Plan

In February 2020, we established a safe harbor 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain Code limits, which are updated annually. We have the ability to make matching contributions, up to a maximum of 4% of each employee’s annual salary, to the 401(k) plan. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.

Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us. Our board of directors may elect to provide our officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Equity Benefit Plans

The principal features of our equity plans are summarized below. These summaries are qualified in their entirety by reference to the actual text of the plans, which are filed as exhibits to the Annual Report and incorporated herein by reference.

2020 Inducement Plan

The compensation committee of our board of directors adopted the Inducement Plan in March 2020. The Inducement Plan was adopted without stockholder approval pursuant to Rule 5635(c) of the Nasdaq listing rules. The Inducement Plan provides for the grant of nonstatutory stock options, stock appreciation rights, restricted stock awards, and restricted stock unit awards.

Stock awards granted under the Inducement Plan may only be made to individuals who did not previously serve as employees or non-employee directors of the Company or an affiliate of the Company (or following such individuals’ bona fide period of non-employment with the Company or an affiliate of the Company), as an inducement material to the individuals’ entering into employment with the Company or an affiliate of the Company or in a manner otherwise permitted by Rule 5635(c) of the Nasdaq listing rules. In addition, stock awards must be approved by either a majority of the Company’s “independent directors” (as such term is defined in Rule 5605(a)(2) of the Nasdaq listing rules) or the Compensation Committee, provided such committee comprises solely independent directors. The terms of the Inducement Plan are otherwise substantially similar to our 2014 Plan (including with respect to the treatment of stock awards upon corporate transactions involving us or certain changes in our capitalization), except stock awards granted under the Inducement Plan may not be repriced without stockholder approval.

The maximum number of shares of our common stock that may be issued under the Inducement Plan is 600,000 shares. Shares subject to stock awards granted under the Inducement Plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, do not reduce the number of shares available for issuance under the Inducement Plan. Additionally, shares become available for future grant under the Inducement Plan if they were issued under stock awards granted under the Inducement Plan and we repurchase or reacquire them or they are forfeited. This includes shares used to pay the exercise price of a stock award or to satisfy the tax withholding obligations related to a stock award.

2014 Equity Incentive Plan

The following is a summary of the material terms of the 2014 Plan, which first became effective on August 21, 2014 and was amended as of January 1, 2020.

The 2014 Plan provides for the grant of incentive stock option and nonstatutory stock options, stock appreciation rights, restricted stock and stock unit awards, performance units, stock grants and performance-based awards to our directors, officers and other employees as well as others performing consulting or advisory services for us.

Administration

Under its terms, the 2014 Plan is administered by the compensation committee of the board of directors, which is made up of independent outside non-employee directors for the purposes of applicable securities and tax laws. The board of directors itself may also exercise any of the powers and responsibilities under the 2014 Plan. Subject to the terms of the 2014 Plan, the plan administrator (the board or its compensation committee) will select the recipients of awards and determine, among other things, the:

•        number of shares of common stock covered by the awards and the dates upon which such awards become exercisable or any restrictions lapse, as applicable;

•        type of award and the exercise or purchase price and method of payment for each such award;

•        vesting period for awards, risks of forfeiture and any potential acceleration of vesting or lapses in risks of forfeiture; and

•        duration of awards.

Stock options are generally granted with an exercise price equal to the fair market value of our common stock on the date of grant, vest at the rate specified by the plan administrator (often over a four-year period) and may have a term up to a maximum of 10 years. The exercise price for a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Unless the terms of an optionee’s stock option agreement provides otherwise, if an optionee’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the optionee may generally exercise any vested options for a period of 90 days following the cessation of service. In no event may an option be exercised beyond the expiration of its term.

Transactions

In the event of a transaction, including (i) any merger or consolidation, (ii) any sale or exchange of all of the common stock, (iii) any sale, transfer or other disposition of all or substantially all of our assets, or (iv) any liquidation or dissolution, the compensation committee may, with respect to all or any outstanding stock options, (1) provide that such awards will be assumed, or substantially equivalent rights shall be provided in substitution therefore, (2) provide that the recipient’s unexercised awards will terminate immediately prior to the consummation of such transaction unless exercised within a specified period following written notice to the recipient, (3) provide that outstanding awards shall become exercisable in whole or in part prior to or upon the transaction, (4) provide for cash payments, net of applicable tax withholdings, to be made to the recipients, (5) provide that, in connection with a liquidation or dissolution, awards shall convert into the right to receive liquidation proceeds net of the exercise price of the awards and any applicable tax withholdings, or (6) any combination of the foregoing. With respect to outstanding awards other than stock options or stock appreciation rights that are not terminated prior to or upon the transaction, upon the occurrence of a transaction other than a liquidation or dissolution of the Company which is not part of another form of transaction, the repurchase and other rights under each such award will transfer to our successor. Upon the occurrence of such a liquidation or dissolution, all risks of forfeiture and performance goals applicable to such other awards will automatically be deemed terminated or satisfied, unless specifically provided to the contrary in the award. Any determinations required to carry out any of the foregoing will be made by the compensation committee in its sole discretion.

Change of Control

Upon the occurrence of a change of control, to the extent that the surviving entity declines to continue, convert, assume or replace outstanding awards, then all outstanding stock options will accelerate with respect to such percentage of the shares not then exercisable as is determined by the compensation committee, the risk of forfeiture applicable to all outstanding restricted stock and restricted stock units not based on achievement of performance goals will lapse with respect to such percentage of the restricted stock and restricted stock units still subject to such risk of forfeiture as is determined by the compensation committee, and such percentage of any outstanding awards of performance units will be deemed to have been satisfied as is determined by the compensation committee. In each case, a pro rata portion of each unvested award will be vested.

A change of control is defined as the occurrence of any of the following: (1) a transaction, as described above, unless securities possessing more than 50% of the total combined voting power of the resulting entity or ultimate parent entity are held by a person who held securities possessing more than 50% of our total combined voting power immediately prior to the transaction; (2) any person or group of persons, excluding and certain other related entities, directly or indirectly acquires beneficial ownership of securities possessing more than 50% of our total combined voting power, unless pursuant to a tender or exchange offer that our board of directors recommends stockholders accept; (3) over a period of no more than 24 consecutive months there is a change in the composition of our board such that a majority of the board members ceases to be composed of individuals who either (i) have been board members continuously since the beginning of that period, or (ii) have been elected or nominated for election as board members during such period by at least a majority of the remaining board members who have been board members continuously since the beginning of that period.

Amendment and Termination

Our board of directors may at any time amend any or all of the provisions of the 2014 Equity Incentive Plan, or suspend or terminate it entirely, retroactively or otherwise. Unless otherwise required by law or specifically provided in the 2014 Equity Incentive Plan, the rights of a participant under awards granted prior to any amendment, suspension or termination may not be adversely affected without the consent of the participant.

ArTara Subsidiary, Inc. 2017 Equity Incentive Plan

In connection with the Merger, we assumed all of the outstanding equity awards of Private ArTara. The Private ArTara board of directors and their stockholders approved the Private ArTara Plan in August 2017. The Private ArTara Plan was subsequently amended by the Private ArTara board of directors and stockholders, most recently in November 2017. Our board of directors, or a duly authorized committee thereof, has the authority to administer the Private ArTara Plan. The plan administrator has the authority to modify or amend outstanding awards under our Private ArTara Plan. No additional awards will be made under the Private ArTara Plan.

Stock Options

Stock options were granted pursuant to stock option agreements adopted by the plan administrator. The board determined the material terms of the stock options granted under the Private ArTara Plan, including the exercise price for a stock option (provided that the exercise price of a stock option generally could not be less than 100% of the fair market value of our common stock on the date of grant), the vesting and exercisability of the stock options and the term of stock options (up to a maximum of 10 years). Unless the terms of a holder’s stock option agreement provide otherwise or as specified by the board after grant, if a holder’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the holder may generally exercise any vested stock options for a period of three months following the cessation of service. If a holder’s service relationship with us or any of our affiliates ceases due to disability or death, or a holder dies within a certain period following cessation of service, unless specified by the board after grant, the holder or a beneficiary may generally exercise any vested stock options for a period of 12 months. In the event of a termination for cause, stock options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term.

Restricted Stock Units

Restricted stock units generally stop vesting upon the holder’s termination of service with us and any unvested restricted stock units are forfeited, unless otherwise provided in an agreement with the holder.

Change in Control

Unless otherwise provided in a stock award agreement or other written agreement between us and a participant, in the event of a change in control, the plan administrator has the discretion to take any of the following actions with respect to stock awards:

•        cause any or all outstanding awards to become vested and immediately exercisable (as applicable), in whole or in part;

•        cause any outstanding option to become fully vested and immediately exercisable for a reasonable period in advance of the change in control and, to the extent not exercised prior to that change in control, cancel that option upon closing of the change in control;

•        cancel any unvested award or unvested portion thereof, with or without consideration;

•        cancel any option in exchange for a substitute award;

•        cancel any restricted stock, restricted stock unit or stock appreciation right in exchange for restricted shares, restricted stock units or stock appreciation rights with respect to the capital stock of any successor corporation or its parent;

•        redeem any restricted stock or restricted stock unit for cash and/or other substitute consideration with value equal to the fair market value on the date of the change in control;

•        cancel any option in exchange for cash and/or other substitute consideration, or without any payment of consideration therefor.

Under the Private ArTara Plan, a change of control is generally defined as the occurrence of any of the following, in one transaction or a series of related transactions: (i) any person or entity acquiring securities of the Company representing more than 50% of the voting power of the company’s then outstanding securities; (ii) a consolidation, share exchange, reorganization or merger of the company resulting in the stockholders of the company immediately prior to such event not owning at least a majority of the voting power of the resulting entity’s securities outstanding immediately following such event; (iii) the sale or other disposition of all or substantially all the assets of the company; (iv) a liquidation or dissolution of the company; or (v) any similar event deemed by the Board to constitute a change in control for purposes of the Private ArTara Plan.

2014 Employee Stock Purchase Plan

In October 2014, we adopted our 2014 ESPP. The 2014 ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under the 2014 ESPP, our employees, including our named executive officers, have the opportunity to purchase shares of our common stock at a discount to market value. Pursuant to the 2014 ESPP, each eligible employee, including each eligible named executive officer, may allocate up to 15% of the participant’s earnings to purchase our stock at a price per share that is at least the lesser of (i) 85% of the fair market value of a share of our common stock on the first trading date of an offering or (ii) 85% of the fair market value of a share of our common stock on the date of purchase, subject to the terms of the 2014 ESPP and to the Code.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2021.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	1,423,069	(1)(2)	$22.39	430,666	(3)
Equity compensation plans not approved by stockholders	179,500	(4)	18.22	420,500	(5)
Total	1,602,569			851,166

____________

(1)      This table does not include the number of shares issuable upon exercise of issued and outstanding awards under the Private ArTara Plan, which we assumed upon the closing of the Merger. No new awards may be issued under the Private ArTara Plan. As of December 31, 2021, a total of 137,189 shares of our common stock were reserved for issuance upon the exercise of outstanding options under the Private ArTara Plan.

(2)      Includes securities issuable under our 2014 Plan and the 2014 2014 ESPP.

(3)      Includes (i) 398,604 shares of common stock available for issuance under our 2014 Plan and (ii) 32,062 shares of common stock available for issuance under our 2014 ESPP. The number of shares of our common stock reserved for issuance under the 2014 Plan automatically increases on January 1 of each calendar year in an amount equal to (a) 4% of the total number of shares of the Registrant’s Stock (as defined in the 2014 Plan) outstanding as of the end of the immediately preceding fiscal year; or (b) such lesser number of shares of our common stock as is determined by our board of directors for the applicable year. The number of shares of our common stock reserved under the 2014 ESPP for issuance automatically increases on January 1 each calendar year, from January 1, 2015 and ending on (and including) January 1, 2024, in an amount equal to (a) the lesser of (i) 1% of the total number of shares of our common stock outstanding as of the end of the immediately preceding fiscal year or (ii) 7,025 shares of our common stock; or (b) such lesser number of shares of our common stock as is determined by our board of directors for the applicable year.

(4)      Includes 179,500 securities issuable pursuant to outstanding stock options under the Inducement Plan adopted exclusively for grants of awards to individuals that were not previously our employees or directors, as an inducement material to the individual’s entry into employment with us within the meaning of Rule 5635(c)(4) of the Nasdaq listing rules. The terms and conditions of the Inducement Plan and the equity awards to be granted thereunder are substantially similar to the 2014 Plan.

(5)      Includes 420,500 shares of common stock available for issuance under the Inducement Plan.

Limitations on Liability and Indemnification Matters

Our sixth amended and restated certificate of incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

•        any breach of the director’s duty of loyalty to the corporation or its stockholders;

•        any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•        unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•        any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our sixth amended and restated certificate of incorporation also provides that we are authorized to indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws provide that we are required to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that, upon satisfaction of certain conditions, we are required to advance expenses incurred by a director or executive officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. Our amended and restated bylaws also provide our board of directors with discretion to indemnify our other officers and employees when determined appropriate by our board of directors. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the board of directors. With certain exceptions, these agreements provide for indemnification for related expenses, including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our sixth amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Rule 10b5-1 Sales Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information subject to compliance with the terms of our insider trading policy and window period policy.

Hedging Prohibition*

As part of our insider trading policy, no officer, director, other employee or consultant may engage in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our common stock at any time. In addition, no officer, director, other employee or consultant may margin, or make any offer to margin, or otherwise pledge as security, any of our common stock, including without limitation, borrowing against such stock, at any time.

____________

*        The disclosure under the caption “Hedging Prohibition” is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Non-Employee Director Compensation

The following table sets forth the compensation (cash and equity) received by our non-employee directors during the year ended December 31, 2021.

Name	Fees Earned or Paid in Cash	Option Awards(1)	Stock Awards(2)	Total
Luke Beshar	$171,500	$75,119	$—	$246,619
Barry Flannelly, Pharm.D.	46,000	75,119	—	121,119
Roger Garceau, M.D.	71,000	75,119	—	146,119
Jane Huang, M.D.(3)	36,429	232,507	—	268,936
Richard Levy, M.D.	97,500	75,119	—	172,619
Gregory Sargen	56,133	75,119	—	131,252
Cynthia Smith(4)	42,422	376,117	—	418,539
Michael Solomon, Ph.D.	57,000	75,119	—	132,119

____________

(1)      Amount reported represents the aggregate grant date fair value of stock options granted to our directors during 2020 under the 2014 Plan, computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in the notes to our audited consolidated financial statements included in the Annual Report. This amount does not reflect the actual economic value that may be realized by the non-employee director. As of December 31, 2021, the aggregate number of shares outstanding under all options to purchase our common stock held by our non-employee directors were: Mr. Beshar: 48,566; Dr. Flannelly: 32,250; Dr. Garceau: 41,890; Dr. Huang: 30,000; Dr. Levy: 19,000; Mr. Sargen: 19,000; Ms. Smith: 31,750; and Dr. Solomon: 48,565.

(2)      Amount reported represents the aggregate grant date fair value of restricted stock units granted to our directors during 2020, computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the restricted stock units reported in this column are set forth in the notes to our audited consolidated financial statements included in the Annual Report. This amount does not reflect the actual economic value that may be realized by the non-employee director. As of December 31, 2021, the aggregate number of restricted stock units outstanding held by our non-employee directors were: Mr. Beshar: 168,000; Dr. Flannelly: 0; Dr. Garceau: 33,000; Dr. Huang: 0; Dr. Levy: 31,000; Mr. Sargen: 31,000; Ms. Smith: 0; and Dr. Solomon: 26,500.

(3)      Dr. Huang was appointed to our board of directors in June 2021.

(4)      Ms. Smith was appointed to our board of directors in January 2021.

Mr. Shefferman, our chief executive officer, is also a member of our board of directors but does not receive any additional compensation for his service as a director. See the section titled “Executive Compensation” for more information regarding the compensation earned by Mr. Shefferman and our other named executive officers.

Non-Employee Director Compensation Policy

Our compensation committee reviews the compensation program for our non-employee directors on an annual basis, with the assistance of its independent compensation consultant, who prepares a comprehensive assessment of our non-employee director compensation program. Such assessment includes comparing our current non-employee director compensation against competitive market practices using the same compensation peer group used for executive compensation purposes and an update on recent trends in director compensation. Following such review, the compensation committee recommends, and our board of directors approves, updates, if any, to our Non-Employee Director Compensation policy.

Under our Non-Employee Director Compensation Policy, each of our non-employee directors is eligible to receive compensation for service on our board of directors and committees of our board of directors, with cash compensation (as described below) deemed effective as of the later of (i) October 1, 2019 or (ii) the date such non-employee director was appointed or elected to our board of directors.

The Non-Employee Director Compensation Policy provides our non-employee directors with the following compensation for their services:

•        an annual cash retainer of $40,000 for all non-employee directors;

•        an annual cash retainer of $115,000 for the chair of our board of directors (in addition to the annual cash retainer above);

•        an additional annual cash retainer of $7,500, $6,000, $5,000 and $25,000 for service as a member of the audit committee, the compensation committee, the nominating and corporate governance committee and the scientific advisory committee, respectively;

•        an additional annual cash retainer of $15,000, $12,000, $9,000 and $50,000 for service as chair of the audit committee, the compensation committee, the nominating and corporate governance committee and the scientific advisory committee, respectively (in lieu of the committee member retainer above);

•        an initial option grant, for new non-employee directors, to purchase 20,000 shares of our common stock, vesting in 36 equal monthly installments; and

•        an annual option grant to purchase 10,000 shares of our common stock, vesting on the earlier of (1) the one-year anniversary of the date of grant and (2) the date immediately prior to the next following annual stockholder meeting, which annual option grant shall be made at the close of business on the date of each of our annual stockholder meetings.

All vesting of the equity awards granted under our Non-Employee Director Compensation Policy is subject to the director’s continuous service as of each applicable vesting date. Notwithstanding the foregoing, in the event of a “change in control” (as defined in the 2014 Plan), all shares subject to any then-outstanding and unvested equity awards granted pursuant to the Non-Employee Director Compensation Policy will become fully vested immediately prior to the closing of such change in control.

Security Ownership of
Certain Beneficial Owners and Management

The following table sets forth certain information regarding the ownership of our common stock as of the Record Date by:

•        each person or entity known by us to be beneficial owners of more than five percent of our common stock;

•        each of our directors, including the nominees named herein;

•        each of our named executive officers; and

•        all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Under these rules, beneficial ownership includes any shares of common stock as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options held by such person that are currently exercisable or will become exercisable within 60 days of the Record Date are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless noted otherwise, the address of all listed stockholders is c/o Protara Therapeutics, Inc., 345 Park Avenue South, Third Floor, New York, New York 10010.

Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Greater than 5% Stockholders
Opaleye, L.P.(2)	2,684,167	23.9%
Jesse Shefferman(3)	990,931	8.7%
OrbiMed Capital LLC(4)	830,641	7.4%
Randall Marshall(5)	585,600	5.2%

Directors and Named Executive Officers
Jesse Shefferman(3)	990,931	8.7%
Jacqueline Zummo, Ph.D.(6)	103,671	*
Blaine Davis(7)	81,314	*
Luke Beshar(8)	233,079	2.0%
Barry Flannelly, Pharm.D.(9)	29,250	*
Roger Garceau, M.D.(10)	70,948	*
Jane Huang, M.D.(11)	16,666	*
Richard Levy, M.D.(12)	50,000	*
Gregory Sargen(13)	50,000	*
Cynthia Smith(14)	21,750	*
Michael Solomon, Ph.D.(15)	71,835	*
All executive officers and directors as a group (12 persons)(16)	1,737,692	15.2%

____________

*        Less than one percent.

(1)      This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G and Forms 4 filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 11,251,927 shares outstanding on April 12, 2022, adjusted as required by rules promulgated by the SEC.

(2)      Based on a Form 4 filed with the SEC by the reporting persons on April 8, 2022, consists of (i) 2,556,667 shares of common stock owned by Opaleye, L.P., a Delaware limited partnership (the “Opaleye Fund”) and (ii) 127,500 shares of common stock owned by a separate managed account (the “Managed Account”). Based on a Schedule 13D/A filed with the SEC by the reporting persons on September 24, 2020, Opaleye Management Inc., a Massachusetts corporation (the “Opaleye Investment Manager”), serves as investment manager of the Opaleye Fund, and as a portfolio manager for the Managed Account. James Silverman is the President of the Opaleye Investment Manager. Accordingly, the Opaleye Investment Manager and Mr. Silverman may be deemed to beneficially own the 2,684,167shares of common stock owned by the Opaleye Fund and the Managed Account. The Opaleye Investment Manager and Mr. Silverman share voting and dispositive power over the 2,684,167 shares of common stock they may be deemed to beneficially own with the Opaleye Fund and the Managed Account. The Schedule 13D/A filed by the reporting persons provides information as of September 24, 2020. The address of the principal business office of each of the reporting persons is One Boston Place, 26th Floor, Boston, Massachusetts 02108.

(3)      Includes (i) 803,076 shares of common stock and (ii) 187,855 shares subject to stock options that are currently exercisable or will be exercisable within 60 days of April 12, 2022.

(4)      Based solely on a Schedule 13G filed with the SEC by the reporting persons on February 11, 2022, consists of (i) 671,741 shares of common stock owned by OrbiMed Capital LLC, a Delaware limited liability company (“OrbiMed Capital”) and (ii) 158,900 shares of common stock owned by OrbiMed Advisors LLC, a Delaware limited liability company (“OrbiMed Advisors”). OrbiMed Capital and OrbiMed Advisors exercise investment and voting power over the shares through a management committee comprised of Carl L. Gordon, Sven H. Borho, and W. Carter Neild, each of whom disclaims beneficial ownership of the shares of common stock reported therein. The address of the principal business office of each of the reporting persons is 601 Lexington Avenue, 54th Floor, New York, NY 10022.

(5)      Based solely on a Form 4 filed with the SEC by Mr. Marshall on September 15, 2020, includes 585,600 shares of common stock owned by Mr. Marshall.

(6)      Includes (i) 42,107 shares of common stock and (ii) 61,564 shares subject to stock options that are currently exercisable or will be exercisable within 60 days of April 12, 2022.

(7)      Includes (i) 1,481 shares of common stock and (ii) 79,833 shares subject to stock options that are currently exercisable or will be exercisable within 60 days of April 12, 2022.

(8)      Includes (i) 20,000 shares of common stock, (ii) 168,000 shares of restricted stock that are vested or will vest within 60 days of April 12, 2022 and (iii) 45,079 shares subject to stock options that are currently exercisable or will be exercisable within 60 days of April 12, 2022.

(9)      Includes 29,250 shares subject to stock options that are currently exercisable or will be exercisable within 60 days of April 12, 2022.

(10)    Includes (i) 33,000 shares of restricted stock that are vested or will vest within 60 days of April 12, 2022 and (ii) 37,948 shares subject to stock options that are currently exercisable or will be exercisable within 60 days of April 12, 2022.

(11)    Includes 16,666 shares subject to stock options that are currently exercisable or will be exercisable within 60 days of April 12, 2022.

(12)    Includes (i) 31,000 shares of restricted stock that are vested or will vest within 60 days of April 12, 2022 and (ii) 19,000 shares subject to stock options that are currently exercisable or will be exercisable within 60 days of April 12, 2022.

(13)    Includes (i) 31,000 shares of restricted stock that are vested or will vest within 60 days of April 12, 2022 and (ii) 19,000 shares subject to stock options that are currently exercisable or will be exercisable within 60 days of April 12, 2022.

(14)    Includes 21,750 shares subject to stock options that are currently exercisable or will be exercisable within 60 days of April 12, 2022.

(15)    Includes (i) 26,500 shares of restricted stock that are vested or will vest within 60 days of April 12, 2022 and (ii) 45,335 shares subject to stock options that are currently exercisable or will be exercisable within 60 days of April 12, 2022.

(16)    Consists of (i) the shares described in footnote (3) and footnotes (7) through (15) above and (ii) (a) 1,875 shares of restricted stock that are vested or will vest within 60 days of April 12, 2022 and (b) 16,373 shares subject to stock options that are currently exercisable or will be exercisable within 60 days of April 12, 2022 held by Dr. Bandari.

Transactions With Related Persons

The following is a summary of transactions since January 1, 2020 to which we have been a participant in which the amount involved in the transaction exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any of our then directors, executive officers or beneficial owners of more than 5% of any class of our voting securities at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest.

2020 Underwritten Public Offering

In September 2020, pursuant to an underwriting agreement dated September 22, 2020, we issued and sold in an underwritten public offering 4,600,000 shares of our common stock at an offering price of $16.87 per share, or the Common Offering. The following table summarizes purchases of our common stock by related parties pursuant to the Common Offering:

Name(1)	Shares of Common Stock of the Company	Total Purchase Price
Deerfield Management Company, L.P.	350,000	$5,900,000
Opaleye L.P.(2)	300,000	5,000,000
Ikarian Capital(2)	225,000	3,800,000

____________

(1)      Each of these entities, together with their affiliates, beneficially owned more than 5% of our voting securities at the time of the Common Offering.

(2)      Additional details regarding these entities and their holdings are provided in the section titled “Principal Stockholders.”

Lease Agreement

In December 2020, we entered into a Lease Agreement, or the Lease, with 345 PAS HOLDING LLC, or the Landlord, for the lease of certain space totaling approximately 10,252 square feet, located at 345 Park Avenue South, New York, New York, or the Premises. The Premises is owned by an affiliate of Deerfield Management Company, L.P., which together with its affiliates beneficially owned more than 5% of our voting securities at the time we executed the Lease. The lease has an initial term of 84 months, or the Initial Term, with an option to extend the Initial Term for one additional renewal period of five years, or the Renewal Term. During the first 48 months of the Initial Term, we are required to pay base rent of $109 per square foot per year ($93,122.34 per month). Thereafter, the base rent will increase to $119 per square foot per year ($101,655.67 per month) for the remainder of the Initial Term. If we elect to extend the Lease beyond the Initial Term, then the base rent for the Renewal Term will be the greater of the then-fair market rental value and the base rent on a per rentable square foot basis in effect for the 12-month period immediately preceding the Renewal Term. In addition to the base rent, we are also required to pay our pro rata share of certain specified direct costs (including tax costs and operating costs) of the Landlord.

Employment Arrangements

We have entered into employment agreements with our executive officers. For more information regarding these agreements, see “Executive Compensation.”

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our amended and restated bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. For more information regarding these agreements, see “Executive Compensation — Limitations on Liability and Indemnification Matters.”

Related Person Transaction Policy

We have adopted a written related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants and in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee, or, if audit committee approval would be inappropriate, to another independent body of our board of directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy.

In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

In considering related person transactions, our audit committee, or other independent body of our board of directors, will take into account the relevant available facts and circumstances including, but not limited to:

•        the risks, costs and benefits to us;

•        the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•        the terms of the transaction;

•        the availability of other sources for comparable services or products; and

•        the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our board of directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our audit committee, or other independent body of our board of directors, determines in the good faith exercise of its discretion.

To the extent that any of the transactions described above were entered into prior to the adoption of the written policy, they were approved by our board of directors considering similar factors to those described above.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or us. Direct your written request to Protara Therapeutics, Inc., 345 Park Avenue South, Third Floor, New York, New York 10010, Attn: Corporate Secretary or call us at (646) 844-0337 or via email at info@protaratx.com. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Mary J. Grendell
Corporate Secretary
April 27, 2022

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report on Form 10-K at ir.protaratx.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 is also available without charge upon written request to our Corporate Secretary at 345 Park Avenue South, Third Floor, New York, New York 10010, Attn: Corporate Secretary or via email at info@protaratx.com.

C123456789 000004 ENDORSEMENT LINE SACKPACK 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/TARA or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/TARA IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proposals — The Board of Directors recommends you vote “FOR” both of the director nominees listed: 1. Election of three Class II directors to the Board of Directors of Protara Therapeutics, Inc., each to hold office until the Annual Meeting of Stockholders in 2025: For Withhold For Withhold 01 - Luke Beshar 02 - Roger Garceau, M.D. 03 - Gregory Sargen For Withhold The Board of Directors recommends you vote “FOR” the following proposal: For Against Abstain 2. Ratification of the selection of Ernst & Young LLP as Protara Therapeutics, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The Board of Directors recommends you vote “FOR” the following proposal: For Against Abstain 3. Approval on an advisory basis, of the compensation of Protara Therapeutics, Inc.’s named executive officers, as disclosed in the proxy statement. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T 1 U P X 5 3 8 6 0 5 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 03MEWA

2022 Annual Meeting of Protara Therapeutics, Inc. Stockholders Wednesday, June 8, 2022 at 12:00 P.M. Eastern Time Virtual Annual Meeting via Live Webcast Only at http://www.meetnow.global/MSAHZR9 The 2022 Annual Meeting of Stockholders of Protara Therapeutics, Inc. will be held on Wednesday, June 8, 2022 at 12:00 P.M. Eastern Time, virtually via the internet at www.meetnow.global/MSAHZR9. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/TARA IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. + Notice of 2022 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — Wednesday, June 8, 2022 at 12:00 P.M. Eastern Time Jesse Shefferman and Blaine Davis, and each of them, as proxies, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Protara Therapeutics, Inc. to be held on Wednesday, June 8, 2022 at 12:00 P.M. Eastern Time or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as indicated by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR the nominees for director listed under Proposal 1, and FOR Proposals 2 and 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Votes must be received by 11:59 P.M., Eastern Time, on June 7, 2022. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. +